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Exhibit 10.23

FIRST AMENDMENT
TO
LICENSE AGREEMENT NO. 2000-03-0591

        This First Amendment is made and is effective this 18th day of May 2000 (the Effective Date) by and between The Regents of the University of California ("The Regents"), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Los Angeles located at 10920 Wilshire Blvd., Suite 1200, Los Angeles, California 90024-1406, and Prometheus Laboratories, Inc. ("Prometheus"), a California corporation having a principal place of business at 5739 Pacific Center Boulevard, San Diego, California 92121 and amends the License Agreement dated December 1, 1999 (the "Agreement").

        Whereas Exhibit A defining Regents and Cedars-Sinai Medical Center Joint Inventions Patent Rights is amended to include an invention known as "Diagnosis, Prevention and Treatment of Crohn's Disease Using the OmpC Antigen (UC Case No. 2000-451-1) developed by Jonathan Braun at the University of California, Los Angeles and Stephan Targan, at Cedar-Sinai Medical Center et al. A patent application based on this technology was filed in the U.S. Patent and Trademark Office on May 19, 2000, Serial Number to be advised.

        All other terms and conditions remain the same.

Prometheus Laboratories, Inc.
By:	/s/ Michael J. Walsh Michael J. Walsh, President & Chief Executive Officer	6-8-00 Date
The Regents of the University of California
By:	/s/ Emily Waldron Emily Waldron Sr. Technology Transfer Officer Office of Intellectual Property Admin.	6-7-00 Date

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  Exhibit 10.23